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As filed with the Securities and Exchange Commission on August 31, 2017

Registration No. 333-218306

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DASEKE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-3913221 (I.R.S. Employer Identification Number)

15455 Dallas Parkway, Suite 440
Addison, Texas 75001
(972) 248-0412
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

R. Scott Wheeler
Executive Vice President and Chief Financial Officer
Daseke, Inc.
15455 Dallas Parkway, Suite 440
Addison, Texas 75001
(972) 248-0412
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alan J. Bogdanow
Lanchi D. Huynh
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is to a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2017

PROSPECTUS

DASEKE, INC.

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Units

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus (the "Securities") in one or more offerings up to an aggregate initial offering price of $300,000,000 in amounts, at prices and on terms that will be determined at the time of any such offering.

        This prospectus describes only the general terms of these securities and the general manner in which the Securities may be offered and sold. If necessary, the specific terms of these securities and the manner in which the Securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in any of our Securities.

        We may offer, sell or distribute Securities publicly or through private transactions at prevailing market prices or at prices different from prevailing market prices. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If we use underwriters, dealers or agents to sell Securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those Securities and the net proceeds we expect to receive from the sale of those Securities will also be set forth in a prospectus supplement. The prospectus supplement will contain more specific information about the offering and the Securities being offered. This prospectus may not be used to carry out sales of Securities unless accompanied by a prospectus supplement.

        Our common stock, par value $0.0001 per share ("Common Stock"), and warrants that were originally sold as part of units in our initial public offering (the "Public Warrants") are listed on The NASDAQ Capital Market ("Nasdaq") under the symbols "DSKE" and "DSKEW," respectively. There is no established trading market for our 7.625% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share ("Series A Preferred Stock"). We have not yet determined whether any of the other Securities we are registering hereby will be listed on any exchange, interdealer quotation system or over-the-counter system. If we decide to seek a listing for any of our other Securities, we will disclose that in a prospectus supplement. On August 28, 2017, the closing prices of our Common Stock and Public Warrants on Nasdaq were $12.33 and $1.40, respectively.

        INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017

        You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents (or the date of the document incorporated by reference, as applicable).

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC using a shelf registration process on Form S-3. Under this shelf registration, we may offer and sell, from time to time in one or more offerings, any combination of the Securities described in this prospectus having an aggregate initial offering price of up to $300,000,000. This prospectus provides you with a general description of the Securities we may offer. Each time we sell any of these Securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus, any prospectus supplement and any free writing prospectus, together with the documents incorporated by reference in this prospectus and the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before you invest.

ii

OUR COMPANY

        This overview highlights certain information contained elsewhere in this prospectus or in documents incorporated by reference herein and does not contain all of the information that you should consider in your evaluation of an investment in our securities. You should read carefully the entire prospectus, including the information set forth under the heading "Risk Factors," the documents incorporated by reference in this prospectus, the accompanying prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Background

        We were originally incorporated in April 2015 as a special purpose acquisition company, or SPAC, under the name Hennessy Capital Acquisition Corp. II ("Hennessy Capital") for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Hennessy Capital and one or more businesses. Until the consummation of the Business Combination (defined and described below), Hennessy Capital's common stock, units and warrants were traded on Nasdaq under the symbols "HCAC," "HCACU" and "HCACW," respectively.

        On February 27, 2017, Hennessy Capital consummated the merger of its wholly owned subsidiary with and into Daseke, Inc., with Daseke, Inc. surviving as a direct wholly owned subsidiary of Hennessy Capital (the "Business Combination"), in accordance with the Agreement and Plan of Merger, dated December 22, 2016 (the "Merger Agreement"), by and among Hennessy Capital, HCAC Merger Sub, Inc., Daseke, Inc. and Don R. Daseke, solely in his capacity as the Stockholder Representative (as defined therein). Subsequent to the closing of the Business Combination, on February 27, 2017, Daseke, Inc. changed its name to "Daseke Companies, Inc." and Hennessy Capital changed its name to "Daseke, Inc." In connection with the closing of the Business Combination, our Common Stock and Public Warrant trading symbols on Nasdaq were changed to "DSKE" and "DSKEW," respectively, and Hennessy Capital's units separated into their component parts of one share of Common Stock and one Public Warrant and such units ceased trading on Nasdaq.

        In this prospectus, unless the context requires otherwise, references to (i) "Private Daseke" are to Daseke, Inc. prior to the consummation of the Business Combination, (ii) "Hennessy Capital" are to the registrant prior to the consummation of the Business Combination, and (iii) "Daseke," the "Company," "we," "us" and "our" refer to Daseke, Inc. and its subsidiaries at and after the consummation of the Business Combination.

Presentation of Financial and Operating Data

        The Business Combination is being accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification Topic 805, Business Combinations. The Business Combination is being accounted for as a reverse merger in accordance with generally accepted accounting principles in the United States of America. Under this method of accounting, Hennessy Capital will be treated as the "acquired" company for financial reporting purposes. This determination was primarily based on Private Daseke comprising the ongoing operations of the combined company, Private Daseke's senior management comprising the senior management of the combined company, and Private Daseke stockholders having a majority of the voting power of the combined company. For accounting purposes, Private Daseke is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Private Daseke (i.e., a capital transaction involving the issuance of stock by Hennessy Capital for the stock of Private Daseke). Therefore, unless otherwise stated, the financial information and operating data as of dates and for periods prior to the consummation of the Business Combination that are presented or incorporated by reference in this prospectus are that of Private Daseke and its consolidated subsidiaries.

Our Business

        We are a leading consolidator of the open deck freight market in North America and, of the 50 largest U.S. trucking companies, Private Daseke was one of the fastest-growing companies in 2015,(1) and we believe we are the largest owner of open deck equipment(2) and the second largest provider of open deck transportation and logistics solutions by revenue in North America.(3) In 2016, Private Daseke generated revenue of approximately $652 million, compared to $30 million in 2009 (Private Daseke's first full year of operations), reflecting a compound annual growth rate of approximately 55%.

        We deliver a comprehensive and diverse offering of flatbed and specialized transportation and logistics solutions to approximately 3,700 customers across the continental United States, Canada and Mexico through two reportable segments: Flatbed Solutions and Specialized Solutions. The Flatbed Solutions segment focuses on delivering transportation and logistics solutions that principally require the use of flatbed and retractable-sided transportation equipment, and the Specialized Solutions segment focuses on delivering transportation and logistics solutions that principally include super heavy haul, high-value customized, over-dimensional, step deck and removable gooseneck trailer solutions. The Flatbed Solutions segment and Specialized Solutions segment generated approximately 47% and 53%, respectively, of revenue in 2016.

        Both of our reportable segments operate highly flexible business models comprised of company-owned tractors and asset-light operations (which consist of owner-operator transportation and freight brokerage). Our asset-based operations have the benefit of providing shippers with certainty of delivery and continuity of operations. Alternatively, our asset-light operations offer flexibility and scalability to meet customers' dynamic needs and have lower capital expenditure requirements and fixed costs. Approximately 66% of 2016 freight and brokerage revenue was derived from company-owned equipment, and approximately 34% of 2016 freight and brokerage revenue was derived from asset-light services.

Corporate Information

        Our principal executive office is located at 15455 Dallas Parkway, Suite 440 Addison, Texas 75001, and our telephone number at that location is (972) 248-0412. Our website for investors is at http://investor.daseke.com. The information on or accessible through our website is not incorporated by reference into or otherwise made part of this prospectus.

(1)
Journal of Commerce, April 2016.

(2)
CCJ Top 250, September 2016.

(3)
Top 100 For-Hire Carriers," 2016 Transport Topics.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any accompanying prospectus supplement may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its subsidiaries. Statements preceded by, followed by or that include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "believe," "plan," "should," "could," "would," "goals" or similar expressions are intended to identify some of the forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements due to, among other things:

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  our industry is affected by general economic and business risks that are largely beyond our control;

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  our industry is highly competitive and fragmented, and our business and results of operations may suffer if we are unable to adequately address downward pricing and other competitive pressures;

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  driver shortages and increases in driver compensation or owner-operator contracted rates could adversely affect our profitability and ability to maintain or grow our business;

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  the loss of senior management or key operating personnel could adversely affect operations;

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  a key component of our strategy includes selectively pursuing strategic and complementary acquisitions; however, we may not be able to execute future acquisitions successfully;

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  seasonality and the impact of weather and other catastrophic events adversely affect our operations and profitability;

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  we may be adversely affected by fluctuations in the price or availability of diesel fuel;

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  increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment could adversely affect our results of operations and cash flows;

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  we may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under applicable debt instruments, which may not be successful;

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  restrictions in our existing and future debt agreements could limit our growth and our ability to engage in certain activities;

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  our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and ability to make payments on our debt obligations;

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  we may incur substantial additional indebtedness, which could increase the risks we face;

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  we have significant ongoing capital expenditure requirements and if we are unable to obtain such capital on favorable terms or at all, we may not be able to execute on our business plans and our business, financial condition, results of operations, cash flows and prospects may be adversely affected;

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  increases in interest rates could adversely affect our business;

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  we operate in a highly regulated industry, and changes in existing laws or regulations, or liability under existing or future laws or regulations, could have a material adverse effect on our results of operations and profitability;

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  we are subject to environmental and worker health and safety laws and regulations that may expose us to significant costs and liabilities and have a material adverse effect on our results of operations, competitive position and financial condition;

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  we are subject to the risks of litigation and governmental proceedings, which could adversely affect our business;

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  insurance and claims expenses could significantly reduce our profitability;

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  we derive a material portion of our revenue from our major customers, the loss of one or more of which could have a material adverse effect on our business;

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  difficulty in obtaining goods and services from our vendors and suppliers could adversely affect our business;

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  we are subject to certain risks arising from doing business in Canada and Mexico;

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  our contractual agreements with our owner-operators expose us to risks that we do not face with our company drivers;

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  if our owner-operators are deemed by regulators or judicial process to be employees, our business and results of operations could be adversely affected; and

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  requirements of being a public company, including compliance with the reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act") and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management.

        Other factors described herein or incorporated by reference, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read "Risk Factors—Risk Factors Relating to Daseke's Business and Industry" beginning on page 63 of Hennessy Capital's definitive proxy statement dated February 6, 2017 (the "Proxy Statement") and page 3 of our Current Report on Form 8-K/A, filed with the SEC on March 16, 2017 and amended on May 4, 2017, each of which is incorporated into this prospectus by reference. These forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

RISK FACTORS

        An investment in the Securities involves risks. You should carefully consider all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement before deciding whether to purchase the Securities. In particular, you should carefully consider the risk factors described in the Proxy Statement, including those under "Risk Factors—Risk Factors Relating to Daseke's Business and Industry," the risk factors included in Item 2.01 of our Current Report on Form 8-K/A, filed with the SEC on March 16, 2017 and amended on May 4, 2017, risk factors included in other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, and risk factors that may be included in any applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in any such reports or documents and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the Securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment or refinancing or the financing of possible future acquisitions. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

        Prior to February 27, 2017, Hennessy Capital was a special purpose acquisition company with no fixed charges and with losses from inception. As such, a calculation of Hennessy Capital's historical ratios of earnings to fixed charges and combined fixed charges and preference dividends to earnings is not meaningful. Further, because no shares of Series A Preferred Stock were outstanding prior to February 27, 2017 and because, prior to February 27, 2017, Private Daseke had outstanding preferred stock with terms that were different from our Series A Preferred Stock, a calculation of Private Daseke's historical ratio of combined fixed charges and preference dividends to earnings would also not be meaningful.

 DESCRIPTION OF CAPITAL STOCK

        This section summarizes the general terms of our Common Stock, our existing preferred stock and the preferred stock that we may offer using this prospectus. The following description is only a summary and does not purport to be complete and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (our "certificate of incorporation") and our bylaws. Our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" for information on how to obtain copies of our certificate of incorporation and bylaws.

Authorized and Outstanding Stock

        Our certificate of incorporation authorizes the issuance of 260 million shares of capital stock, consisting of 250 million shares of Common Stock, $0.0001 par value per share, and 10 million shares of preferred stock, $0.0001 par value, 650,000 of which have been designated as 7.625% Series A Convertible Preferred Stock ("Series A Preferred Stock") and the remaining 9.35 million of which are undesignated. The outstanding shares of our Series A Preferred Stock and Common Stock are, and the shares of Common Stock issuable upon exercise of the outstanding warrants and upon conversion of the outstanding Series A Preferred Stock will be upon issuance, duly authorized, validly issued, fully paid and non-assessable.

        As of August 28, 2017, there were 38,716,382 shares of Common Stock outstanding, excluding shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of outstanding warrants and stock options. An additional (a) 8,550,561 shares of Common Stock are issuable upon conversion of all of the outstanding Series A Preferred Stock, 5,652,171 shares of which may be issued upon conversion, assuming a conversion price of $11.50 per share, and 2,898,390 shares of which may be issued over the next five years if we pay all dividends on our Series A Preferred Stock in shares of Common Stock, assuming a constant market price of our Common Stock of $9.00 per share), (b) 17,520,332 shares of Common Stock are issuable upon the exercise of all outstanding warrants and (c) up to 15,000,000 shares of Common Stock are issuable upon the achievement of specified share price thresholds and annualized Adjusted EBITDA targets for the fiscal years ending December 31, 2017, 2018 and 2019 pursuant to the earn-out provision in the Merger Agreement. Under our equity incentive plan, we are authorized to issue up to 4,500,000 shares of Common Stock. As of August 28, 2017, there are 1,455,500 shares of Common Stock issuable upon exercise of outstanding stock options, none of which are vested as of such date.

        As of August 28, 2017, there were 650,000 shares of Series A Preferred Stock outstanding.

Common Stock

        Our certificate of incorporation provides that all shares of Common Stock will have identical rights, powers, preferences and privileges.

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designations for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

        Holders of Common Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

        In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

        The holders of Common Stock have no preemptive or other subscription rights.

Election of Directors

        Our board of directors is divided into three separate classes with each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Transfer Agent

        The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

        Our Common Stock is listed on Nasdaq under the trading symbol "DSKE."

Preferred Stock

        Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to provide for the issuance of shares of the preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management.

Preferred Stock We May Issue Under this Prospectus

        The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

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  the series, the number of shares offered and the liquidation value of the preferred stock;

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  the price at which the preferred stock will be issued;

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  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

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  the liquidation preference of the preferred stock;

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  the voting rights of the preferred stock;

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  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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  whether the preferred stock is convertible into or exchangeable for shares of our Common Stock, another series of preferred stock or debt securities, and the terms of any such conversion; and

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  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designations relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designations as an exhibit or incorporate it by reference.

        Our board of directors can, without stockholder approval, issue one or more series of preferred stock. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. Under certain circumstances, preferred stock could restrict dividend payments to holders of our Common Stock.

        Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our Common Stock. For example, any preferred stock issued may rank prior to our Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. As a result, the issuance of shares of preferred stock may discourage bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock or any existing preferred stock.

        The preferred stock will, when issued, be fully paid and non-assessable.

Series A Preferred Stock

        Our certificate of incorporation authorizes the issuance of 10 million shares of preferred stock, $0.0001 par value, and, on February 27, 2017, we designated, authorized and issued 650,000 shares of Series A Preferred Stock."

        Under the Certificate of Designations, Preferences, Rights and Limitations of 7.625% Series A Convertible Cumulative Preferred Stock of Daseke, Inc. (the "Certificate of Designations"), each share of Series A Preferred Stock will be convertible, at the holder's option at any time, initially into approximately 8.6957 shares of our Common Stock (assuming a conversion price of approximately $11.50 per share), subject to specified adjustments as set forth in the Certificate of Designations. If any holder elects to convert its Series A Preferred Stock after the seven-year anniversary of the issue date, if the then-current Conversion Price (as defined in the Certificate of Designations) exceeds the Weighted Average Price (as defined in the Certificate of Designations) for the Common Stock during any ten consecutive Trading Days (as defined in the Certificate of Designations), at its option by delivery of a Notice of Conversion in accordance with Section 8(b) of the Certificate of Designations no later than five business days following such tenth consecutive Trading Day, to convert any or all of such holder's shares of Series A Preferred Stock into, at our sole discretion, either Common Stock, cash or a combination of Common Stock and cash; provided, that the Company shall provide such converting holder notice of its election within two Trading Days of receipt of the Notice of Conversion; provided further, that in the event the Company elects to issue Common Stock for all or a portion of such conversion, the "Conversion Rate" for such conversion (subject to the limitations set forth in Section 11 of the Certificate of Designations) shall mean the quotient of the Liquidation Preference (as defined in the Certificate of Designations) divided by the average Weighted Average Price for the Common Stock during the 20 consecutive Trading Days commencing on the Trading Day immediately following the Trading Day on which the Company provided such notice. If the Company does not elect a settlement method prior to the deadline set forth in the Certificate of Designations, the Company shall be deemed to have elected to settle the conversion entirely in Common Stock. Based on the assumed conversion price of $11.50 per share, a total of 5,652,171 shares of Series A Preferred Stock would be issuable upon conversion of all of the currently outstanding shares of Series A Preferred Stock.

        On or after the third anniversary of the initial issuance date but prior to the fifth anniversary of the initial issuance date, we will have the right, at our option, to give notice of our election to cause all outstanding shares of the Series A Preferred Stock to be automatically converted into shares of our Common Stock at the then-effective conversion rate, if the Weighted Average Price of our Common Stock equals or exceeds 140% of the then-current conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days. On or after the fifth anniversary of the initial issuance date but prior to the seventh anniversary of the initial issuance date, we will have the right, at our option, to give notice of our election to cause all outstanding shares of the Series A Preferred Stock to be automatically converted into shares of our Common Stock at the then-effective conversion rate, if the Weighted Average Price of our Common Stock equals or exceeds 115% of the then-current conversion price for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days. On or after the seventh anniversary of the initial issuance date, we will have the right, at our option, to give notice of our election to cause all outstanding shares of the Series A Preferred Stock to be automatically converted into shares of our Common Stock at the then-effective conversion rate, if the Weighted Average Price of our Common Stock equals or exceeds the then-current conversion price for at least 10 consecutive trading days. If the Company undergoes certain fundamental changes (as more fully described in the Certificate of Designations but including, among other things, certain change-in-control transactions, recapitalizations, asset sales and liquidation events), each outstanding share of Series A Preferred Stock may, within 15 days following the effective date of such fundamental change and at the election of the holder, be converted into our Common Stock at a conversion rate (subject to certain adjustments) equal to (i) the greater of (A) the sum of the conversion rate on the effective date of such fundamental change plus the additional shares received by holders of Series A Preferred Stock following such fundamental change (as set forth in the Certificate of Designations) and (B) the quotient of (x) $100.00, divided by (y) the greater of (1) the applicable holder stock price and (2) 66 2/3% of the closing sale price of the Common Stock on the issue date plus (ii) the number of shares of Common Stock that would be issued if any and all accumulated and unpaid dividends were paid in shares of Common Stock.

        The Series A Preferred Stock contains limitations that prevent the holders thereof from acquiring shares of our Common Stock upon conversion that would result in (i) the number of shares beneficially owned by such holder and its affiliates exceeding 9.99% of the total number of shares of Common

Stock then outstanding (referred to in this prospectus as the Beneficial Ownership Limitation) or (ii) the Series A Preferred Stock being converted into more than 19.99% of the shares of Common Stock outstanding on the initial issue date of the Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) without, in the latter instance, stockholder approval of such issuance.

        The Series A Preferred Stock also contains terms prohibiting the payment of cash dividends on the Common Stock and the repurchase or redemption of the Common Stock unless at the time of such payment, repurchase or redemption (i) all accumulated dividends on the Series A Preferred Stock are paid or set aside and (ii) the payment of the dividend in respect of the Series A Preferred Stock for the most recent dividend period has been paid in cash or has been declared with the set-aside of a sum sufficient for payment thereof.

        Dividends on the Series A Preferred Stock are cumulative at the Dividend Rate. The "Dividend Rate" is the rate per annum of 7.625% per share of Series A Preferred Stock on the liquidation preference (which is $100.00 per share). Dividends on the Series A Preferred Stock will accrue for all fiscal periods during which the Series A Preferred Stock is outstanding, regardless of whether we have earnings in such period, whether there are funds legally available for the payment of such dividends and whether or not the dividends are authorized or declared. Dividends for any period less than a full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        Dividends are payable quarterly in arrears in cash or, at our election and subject to the receipt of the necessary shareholder approval (to the extent necessary), in shares of Common Stock. The "Dividend Payment Dates" are March 15, June 15, September 15 and December 15 of each year, beginning on the first of such dates after the date of first issuance of the Series A Preferred Stock. The "Dividend Record Dates" with respect to any Dividend Payment Date are February 15, May 15, August 15 or November 15, as applicable, immediately preceding the Dividend Payment Date. No dividend will be declared or paid upon, or any amount set apart for the payment of dividends upon, any outstanding shares of Series A Preferred Stock for any dividend period unless all dividends for all preceding periods have been declared and paid, or declared and a sufficient amount has been set apart for the payment of such dividends on all outstanding shares of Series A Preferred Stock.

        In general, no dividends may be declared, made or set apart for payment upon any Parity Stock or Junior Stock, unless all accumulated and unpaid dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid in cash. "Parity Stock" means any class of our capital stock or series of preferred stock established after the first issuance of the Series A Preferred Stock the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights, and/or rights upon our liquidation and/or voting rights. "Junior Stock" means our Common Stock and any class of capital stock or series of preferred stock established after the first issuance of the Series A Preferred Stock the terms of which expressly provide that such class or series will rank junior to the Series A Preferred Stock as to dividend rights or rights upon our liquidation.

        If we elect to make a dividend payment, or any portion thereof, in shares of Common Stock, the number of shares deliverable will be (i) the cash amount of the dividend payment that would apply if no payment were to be made in Common Stock divided by (ii) the product of (x) the weighted average price of the Common Stock for each of the 10 consecutive trading days ending on the second trading day immediately preceding the applicable Dividend Payment Date (as equitably adjusted by our board of directors for stock splits, combinations or similar transactions) multiplied by (y) 0.95%; provided that at least two trading days prior to the beginning of the averaging period described above, we will provide written notice of such election to the holders of Series A Preferred Stock.

        We will make dividend payments in cash, except to the extent we elect to make all or any portion of such payment in shares of Common Stock or any combination thereof. We are obligated to give the holders of Series A Preferred Stock notice of any such election and the portion of the payment that will be made in cash and the portion that will be made in Common Stock no later than 12 trading days prior to the Dividend Payment Date for such dividend.

        Except as required by Delaware law, holders of the Series A Preferred Stock will have no voting rights except with respect to the approval of any material and adverse amendment to our certificate of incorporation, and certain significant holders of Series A Preferred Stock may have approval rights with respect to certain key economic terms of the Series A Preferred Stock, as set forth in the Certificate of Designations.

        The Series A Preferred Stock is not listed on any securities exchange.

Certain Provisions of Our Certificate of Incorporation and Bylaws

        Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

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  subject to the rights of holders of any series of preferred stock to elect directors as set forth in our certificate of incorporation, our board of directors fixes the size of the board of directors, may create new directorships and may appoint new directors to serve until the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. The board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on the board of directors occurring for any reason for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified;

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  our board of directors is classified, consisting of three classes as nearly equal in size as practicable, and each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class. Additionally, members of our board of directors may be removed only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class;

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  our board of directors may issue preferred stock without any vote or further action by the stockholders;

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  subject to the rights of holders of any series of preferred stock and to the requirements of applicable law, as set forth in our certificate of incorporation and bylaws, special meetings of stockholders may be called only by the chairman of our board of directors, our Chief Executive Officer or our board of directors, and not by our stockholders;

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  our board of directors may adopt, amend, alter or repeal our bylaws without a vote of the stockholders;

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  all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting; and

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  we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting.

        These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Certain Anti-Takeover Provisions of Delaware Law

        We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

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  an affiliate of an interested stockholder; or

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  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

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  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

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  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

DESCRIPTION OF DEBT SECURITIES

        The debt securities covered by this prospectus will be our general senior unsecured obligations. We will issue the debt securities under an indenture to be entered into between us and a trustee to be determined (the "trustee"), which we refer to herein as the "indenture." We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the indenture. A form of the indenture is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering.

        When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us," "our" or "Daseke" are references to Daseke, Inc. only.

Ranking

        The debt securities will constitute senior debt and will rank equally with all of our other unsubordinated debt. The indenture does not limit the amount of debt securities that can be issued under the indenture or the amount of additional indebtedness we or any of our subsidiaries may incur. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the indenture.

        We are organized as a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. The holding company structure results in two principal risks:

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  Our subsidiaries may be restricted by contractual provisions or applicable laws from providing us the cash that we need to pay parent company debt service obligations, including payments on the debt securities.

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  In any liquidation, reorganization or insolvency proceeding involving us, your claim as a holder of the debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

Terms

        The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the principal of the debt securities will be payable;

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  any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates;

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  any right to defer interest payments by extending the interest payment periods and the duration of the extension;

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  if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable;

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  any optional redemption provisions;

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  any sinking fund or analogous provisions that would obligate us to redeem or purchase the debt securities;

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  any provisions for the remarketing of the debt securities;

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  any changes or additions to the events of default or covenants;

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  whether we will issue the debt securities in individual certificates to each holder of debt securities in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders of debt securities;

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  the denominations in which we will issue the debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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  the terms of any right to convert debt securities into shares of our Common Stock or other securities or property;

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  whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form;

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  any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula;

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  the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  any limit on our right to pay dividends on, make distributions with respect to, redeem, purchase or acquire any of our capital stock or comparable equity interest; and

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  any other terms of the debt securities not inconsistent with the indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material U.S. federal income tax consequences applicable to those debt securities.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale

        We will agree in the indenture that we will consolidate with or merge into any entity or sell, lease or convey all or substantially all of our assets to any entity only if:

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  we are the continuing corporation, or

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  we are not the continuing corporation, but the successor corporation is a corporation organized and existing under the laws of the United States or a State thereof and expressly assumes all of our obligations under the indenture and the debt securities, and

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  in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing under the indenture.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indenture with respect to a series of debt securities issued under the indenture:

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  our failure to pay interest on any debt security of that series for 30 days;

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  our failure to pay principal of or any premium on any debt security of that series when due;

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  default in the deposit of any sinking fund payment for any debt security of that series when due;

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  our failure to perform any of our other covenants or breach of any of our other warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and that failure continues for 60 days (or in the case of certain reporting obligations, 180 days) after written notice is given or received as provided in the indenture;

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  certain bankruptcy, insolvency or reorganization events involving us; and

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  any other event of default we may provide for that series.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of and accrued interest on all the debt securities of that series to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and accrued interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder of debt securities.

        After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

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  we have paid or deposited with the trustee a sum sufficient to pay:

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  all overdue interest on all debt securities of that series;

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  the principal and premium, if any, on all debt securities of that series due otherwise than by the declaration of acceleration and any interest on such amounts;

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  any interest upon overdue interest, to the extent legally permitted; and

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  all amounts due to the trustee under the indenture, and

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  all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived in accordance with the terms of the indenture.

        In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to this provision for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

        The indenture will require us to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in performance.

Modification and Waiver

        We may modify or amend the indenture without the consent of any holders of the debt securities in certain circumstances, including to:

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  evidence the assumption of our obligations under the indenture and the debt securities by a successor;

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  add further covenants for the benefit of the holders of all or any series of debt securities;

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  cure any ambiguity, correct or supplement any defect or inconsistency in the indenture, or make any other provision that is not inconsistent with the indenture and does not adversely affect the interests of the holders of debt securities of any series in any material respect;

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  establish the form or terms of debt securities of any series; or

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  evidence the acceptance of appointment by a successor trustee.

        We may modify or amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

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  change the stated maturity of the principal of, or any installment of interest on, any debt security;

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  reduce the principal amount of, the rate of interest on, or the premium payable on, any debt security;

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  reduce the amount of principal of discounted debt securities payable upon acceleration of maturity due to an event of default;

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  change the place of payment or the currency in which any debt security is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security; or

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  reduce quorum or voting rights.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indenture with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

Discharge

        We will be discharged from all obligations relating to any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right by the holders of debt securities to receive additional amounts under the indenture if:

  •
  all debt securities of that series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation, or

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  all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of that series on the dates the payments are due in accordance with the terms of the debt securities.

        To exercise the right of deposit described above, we must pay all other sums payable under the indenture, and deliver to the trustee an opinion of counsel and an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Form, Exchange, Registration and Transfer

        Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

        We will appoint the trustee as security registrar for the debt securities. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional offices or agencies for transfers and exchanges of any series of debt securities.

        We will not be required to:

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  issue, register the transfer of or exchange debt securities of a series during a period beginning 15 days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice, or

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  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Payment and Paying Agents

        Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder's registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose name the debt securities are registered at the close of business on the record date for each interest payment date.

        In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders of debt securities entitled to the money must look to us for payment.

Book-Entry and Settlement

        We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

  •
  any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms;

  •
  the manner in which we will pay principal of and any premium and interest on a global debt security; and

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  the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Governing Law

        New York law will govern the indenture and the debt securities.

The Trustee

        We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

        If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

        The indenture will contain certain limitations on the right of the trustee in the event that it becomes our creditor to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase "bank depositary" means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. This section is only a summary and does not purport to be complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC and will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part on or before each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither we nor the bank depositary will be liable if we are prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the obligations of the bank depositary under the depositary agreement will be limited to performance in good faith of our and their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

 DESCRIPTION OF WARRANTS

General Description of Warrants

        We may issue warrants for the purchase of our debt securities, preferred stock or Common Stock. Warrants may be issued independently or together with other securities and may be attached to, or separate from, any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This section is only a summary and does not purport to be complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series. A copy of the applicable warrant agreement will be filed with the SEC in connection with any offering of warrants and will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part on or before each time we issue warrants, and you should read that document for provisions that may be important to you.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, that may be purchased upon exercise of the debt warrants;

  •
  if applicable, the designation and terms of the debt securities that the debt warrants are issued with and the number of debt warrants issued with each debt security;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or the debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the debt warrants, if any;

  •
  redemption or call provisions, if any, applicable to the debt warrants;

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and

  •
  any other information we think is important about the debt warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase Common Stock or preferred stock will describe the terms of the Common Stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the Common Stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of Common Stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the shares of our preferred stock or Common Stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until a holder of warrants exercises its warrants to purchase our debt securities, preferred stock or Common Stock, such holder will not have any rights as a holder of our debt securities, preferred stock or Common Stock, as the case may be, by virtue of such holder's ownership of warrants.

Outstanding Warrants

        As of August 28, 2017, there are 35,040,664 warrants outstanding, consisting of 19,959,908 Public Warrants originally sold as part of units in our initial public offering, which closed in 2015 (the "IPO"), and 15,080,756 warrants that were originally issued to Hennessy Capital Partners II LLC in a private placement that closed concurrently with the consummation of the IPO (the "Private Placement Warrants" and, together with the Public Warrants, the "Warrants"). Each Warrant is exercisable at an exercise price of $5.75 per one-half of one share ($11.50 per whole share). The Warrants may be exercised only for a whole number of shares of our Common Stock, in accordance with the terms of the warrant agreement dated July 22, 2015 between Continental Stock Transfer & Trust Company, as warrant agent, and Hennessy Capital. No fractional shares will be issued upon exercise of the Warrants. The Public Warrants are listed on Nasdaq under the symbol "DSKEW."

        The Private Placement Warrants are identical to the Public Warrants sold in the IPO, except that, if held by Hennessy Capital Partners II LLC or its permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption. The holders of these Private Placement Warrants have agreed that they will not exercise them if, at the time of exercise, the registration statement and related prospectus relating to the Public Warrants and Common Stock issuable upon exercise of the Public Warrants is not then effective, current or otherwise available, unless, at that time, the Public Warrants are exercisable on a cashless basis. We filed a registration statement covering the resale of the Private Placement Warrants and shares of our Common Stock that may be issued upon the exercise of the Warrants, which registration statement became effective on April 21, 2017.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our debt securities, preferred stock, Common Stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of preferred stock, Common Stock or other securities upon the exercise of the rights;

  •
  the number and terms of the shares of preferred stock, Common Stock or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our debt securities, shares of our Common Stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  the designation and terms of the units and the securities included in the units;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  the date, if any, on and after which the units may be transferable separately;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  any material United States federal income tax consequences;

  •
  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other information we think is important about the units.

 PLAN OF DISTRIBUTION

        We may offer and sell the Securities offered by this prospectus in one or more of, or a combination of, the following ways:

  •
  through agents;

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  in other ways not involving market makers or established trading markets, including direct sales or privately negotiated transactions.

        The Securities may be distributed from time to time in one or more transactions at negotiated prices, at a fixed price (that is subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to the prevailing market prices. Any of the prices may represent a discount from the prevailing market prices.

        The applicable prospectus supplement will set forth the specific terms of the offering of Securities, including:

  •
  the types of and terms of the Securities offered;

  •
  the price of the Securities and the net proceeds to us from such offering;

  •
  the name of the underwriters, dealers or agents, if any;

  •
  any underwriting discounts, agency fees or other compensation to underwriters, dealers or agents;

  •
  any discounts or concessions allowed or paid to dealers;

  •
  any securities exchange on which the applicable Securities may be listed; and

  •
  in the case of debt securities, the interest rate, maturity and redemption provisions;

        We may authorize underwriters, dealers and agents to solicit offers from specified institutions to purchase the Securities from us at the public offering price listed in the applicable prospectus supplement. These sales may be made under "delayed delivery contracts" that provide for payment and delivery on a specified future date. Any contracts like this will be subject to the conditions listed in the applicable prospectus supplement. The applicable prospectus supplement also will state the commission to be paid to underwriters, dealers and agents who solicit these contracts. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering of Securities pursuant to this prospectus and any applicable prospectus supplement.

        We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

        One or more firms, referred to as "remarketing firms," may also offer or sell the Securities if the prospectus supplement so indicates in connection with a remarketing arrangement upon their purchase.

Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

        Any underwriter, dealer, agent or remarketing firms who participates in the distribution of an offering of Securities may be considered by the SEC to be an underwriter under the Securities Act. Any discounts or commissions received by an underwriter, dealer, agent or remarketing firm on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers, agents and remarketing firms against, or contribute to any payments the underwriters, dealers, agents or remarketing firms may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, agents and remarketing firms and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered Securities if any are purchased.

        Unless otherwise indicated in the applicable prospectus supplement and other than our Common Stock, all Securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell Securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

        If a prospectus supplement so indicates, underwriters, agents or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered Securities, which may be higher than the price that might otherwise prevail in the open market.

        We will bear costs relating to all of the Securities being registered under the registration statement of which this prospectus forms a part.

 VALIDITY OF SECURITIES

        The validity of the Securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

        The consolidated financial statements of Daseke, Inc. (renamed Daseke Companies, Inc. on February 27, 2017) and subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 included in the Current Report on Form 8-K/A of Daseke, Inc. dated March 16, 2017, which is incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Hennessy Capital Acquisition Corp. II, which are comprised of the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2016, and for the period from April 29, 2015 (inception) to December 31, 2015, included in Hennessy Capital Acquisition Corp. II's Annual Report on Form 10-K for the year ended December 31, 2016 have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of WithumSmith+Brown, PC as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

  •
  the Proxy Statement;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017;

  •
  the Current Report on Form 8-K filed by Hennessy Capital with the SEC on January 30, 2017;

  •
  the Current Reports on Form 8-K filed by Daseke, Inc. with the SEC on February 27, 2017, March 3, 2017 (two reports and as amended by the Current Reports on Form 8-K/A filed on March 16, 2017 and May 4, 2017), May 5, 2017 (as amended by the Current Report on Form 8-K/A filed on July 17, 2017) and August 22, 2017 (in each case, excluding any information deemed furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

  •
  Hennessy Capital's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017; and

  •
  the description of our Common Stock contained in our Form 8-A, filed by Hennessy Capital with the SEC on July 21, 2015.

        These reports contain important information about us, our financial condition and our results of operations.

        We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and all such documents filed after the date of this prospectus and prior to the termination of the offering under this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

        You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary
Daseke, Inc.
15455 Dallas Parkway, Suite 440
Addison, Texas 75001
(972) 248-0412

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

        We also make available free of charge on our Internet website at http://investor.daseke.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into and does not otherwise form a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee		$34,770
Transfer agent's fees and expenses	$		*
Trustee's fees and expenses	$		*
Printing expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous	$		*

Total expenses	$		*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation. The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

        The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

        The registrant's certificate of incorporation and bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL. In addition, the registrant has entered into indemnification agreements with each of its current directors and executive officers. Each indemnification agreement provides that we will indemnify the director or executive officer to the fullest extent permitted by law if the director or officer was, is made, or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of the registrant, for all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with such proceeding, or, for all expenses actually and reasonably incurred by the director or officer in connection with any proceeding by or in the right of the registrant, in both cases, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, in the case of a criminal proceeding, in addition, had no reason to believe his or her conduct was unlawful. The indemnification agreement also provides for, among other things, (i) partial indemnification of all expenses actually and reasonably incurred by the director or officer in the event that he or she was successful as to less than all of the claims in connection with any proceeding; (ii) that, in respect of any proceeding in which the registrant is jointly liable with the director or officer, to the fullest extent permitted by law, the registrant waives and relinquishes any right of contribution it may have against the director of officer; (iii) proportionate contribution by the registrant of all expenses actually incurred and paid or payable in the event the director or officer shall elect or be required to pay all or any portion of a judgment or settlement in any proceeding in which the registrant is jointly liable; and (iv) to the fullest extent permitted by law, that the registrant will advance the expenses incurred by or on behalf of the director or officer in connection with any eligible proceeding, provided that the director or officer undertakes to repay the amounts advanced to the extent it is ultimately determined that the director or officer is not entitled to indemnification by the registrant. The registrant also intends to enter into indemnification agreements with its future directors and executive officers.

        The registrant has purchased directors' and officers' liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Item 16.    Exhibits.

Exhibit Index

Exhibit No.		Exhibit
1.1	*	Form of Underwriting Agreement.

2.1	†	Merger Agreement, dated as of December 22, 2016, by and among Daseke, Inc., Hennessy Capital Acquisition Corp. II, HCAC Merger Sub, Inc., and Don R. Daseke solely in his capacity as Stockholder Representative (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K filed by the registrant on December 29, 2016).

3.1		Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

3.2		Certificate of Designations, Preferences, Rights and Limitations of 7.625% Series A Convertible Cumulative Preferred Stock (incorporated by reference to Exhibit 3.2 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

3.3		Bylaws (incorporated by reference to Exhibit 3.3 to the registrant's Registration Statement on Form S-1 (File No. 333-205152) filed by the registrant on June 22, 2015).

4.1		Specimen stock certificate for the registrant's common stock (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

4.2		Specimen stock certificate for the registrant's 7.625% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

Exhibit No.		Exhibit
4.3		Specimen warrant certificate (incorporated by reference to Exhibit 4.3 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

4.4		Warrant Agreement, dated July 22, 2015 between Continental Stock Transfer & Trust Company and the registrant (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K filed by the registrant on July 28, 2015).

4.5		Sponsor Warrants Purchase Agreement, dated May 11, 2015, among the registrant and Hennessy Capital Partners II LLC (incorporated by reference to Exhibit 10.6 to the registrant's Registration Statement on Form S-1 (No. 333-205152) filed by the registrant on June 22, 2015).

4.6		Form of Indenture (relating to the debt securities being registered hereby) (incorporated by reference to Exhibit 4.6 to the registrant's Registration Statement on Form S-3 (No. 333-218306) filed by the registrant on May 26, 2017).

4.7	*	Form of Debt Securities.

4.8	*	Form of Certificate of Designations of Preferred Stock.

4.9	*	Form of Preferred Stock Certificate (included as part of Exhibit 4.8).

4.10	*	Form of Deposit Agreement.

4.11	*	Form of Depositary Receipt (included as part of Exhibit 4.10).

4.12	*	Form of Common Stock Warrant Agreement.

4.13	*	Form of Common Stock Warrant Certificate (included as part of Exhibit 4.12).

4.14	*	Form of Preferred Stock Warrant Agreement.

4.15	*	Form of Preferred Stock Warrant Certificate (included as part of Exhibit 4.14).

4.16	*	Form of Debt Warrant Agreement.

4.17	*	Form of Debt Warrant Certificate (included as part of Exhibit 4.16).

4.18	*	Form of Rights Agreement (and rights certificate, if any).

4.19	*	Form of Units Agreement (and unit certificate, if any).

4.20		Form of Backstop and Subscription Agreement by and among the registrant, Hennessy Capital Partners II LLC and the investor(s) party thereto (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed by the registrant on December 29, 2016).

4.21		Amended and Restated Registration Rights Agreement, dated as of February 27, 2017, by and among the registrant, Daseke Companies, Inc. (f/k/a Daseke, Inc.), Hennessy Capital Partners II LLC, and certain security holders of the registrant party thereto (incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

4.22		Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.7 to the registrant's Current Report on Form 8-K filed by the registrant on December 29, 2016).

4.23		Form of Subscription Agreement for 7.625% Series A Convertible Cumulative Preferred Stock by and among the registrant and the investor(s) party thereto (incorporated by reference to Exhibit 10.2 to the registrant's Current Report on Form 8-K filed by the registrant on December 29, 2016).

4.24		Securities Subscription Agreement by and among the registrant and the Hennessy Capital Partners II LLC (incorporated by reference to Exhibit 10.5 to the registrant's Registration Statement on Form S-1 filed by the registrant on June 22, 2015).

Exhibit No.		Exhibit
4.25		Sponsor Share Forfeiture Agreement, dated December 22, 2016, by and among the registrant, HCAC Merger Sub, Inc., Daseke, Inc., and Don R. Daseke, solely in his capacity as the Stockholder Representative (incorporated by reference to Exhibit 10.5 to the registrant's Registration Statement on Form 8-K filed by the registrant on December 29, 2016).

5.1		Opinion of Vinson & Elkins L.L.P. (incorporated by reference to Exhibit 5.1 to the registrant's Registration Statement on Form S-3 (No. 333-218306) filed by the registrant on May 26, 2017).

23.1	**	Consent of WithumSmith+Brown, PC.

23.2	**	Consent of Grant Thornton LLP.

23.3		Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1, which is incorporated by reference to Exhibit 5.1 to the registrant's Registration Statement on Form S-3 (No. 333-218306) filed by the registrant on May 26, 2017).

24.1		Power of Attorney (included on signature page to the registrant's Registration Statement on Form S-3 (No. 333-218306) filed by the registrant on May 26, 2017).

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

†
The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**
Filed herewith.

***
To be filed in a subsequent filing in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder, and incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on August 31, 2017.

DASEKE, INC.
By:	/s/ DON R. DASEKE
	Name:	Don R. Daseke
	Title:	Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 31, 2017.

/s/ DON R. DASEKE Don R. Daseke	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	August 31, 2017
/s/ R. SCOTT WHEELER R. Scott Wheeler	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 31, 2017
/s/ ANGIE J. MOSS Angie J. Moss	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	August 31, 2017
* Daniel J. Hennessy	Vice Chairman of the Board of Directors	August 31, 2017
* Brian Bonner	Director	August 31, 2017
* Kevin M. Charlton	Director	August 31, 2017
* Ronald J. Gafford	Director	August 31, 2017

* Jonathan Shepko		Director	August 31, 2017
* Mark Sinclair		Director	August 31, 2017
*By:	/s/ ANGIE J. MOSS Angie J. Moss Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Exhibit
1.1	*	Form of Underwriting Agreement.

2.1	†	Merger Agreement, dated as of December 22, 2016, by and among Daseke, Inc., Hennessy Capital Acquisition Corp. II, HCAC Merger Sub, Inc., and Don R. Daseke solely in his capacity as Stockholder Representative (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K filed by the registrant on December 29, 2016).

3.1		Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

3.2		Certificate of Designations, Preferences, Rights and Limitations of 7.625% Series A Convertible Cumulative Preferred Stock (incorporated by reference to Exhibit 3.2 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

3.3		Bylaws (incorporated by reference to Exhibit 3.3 to the registrant's Registration Statement on Form S-1 (File No. 333-205152) filed by the registrant on June 22, 2015).

4.1		Specimen stock certificate for the registrant's common stock (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

4.2		Specimen stock certificate for the registrant's 7.625% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

4.3		Specimen warrant certificate (incorporated by reference to Exhibit 4.3 to the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

4.4		Warrant Agreement, dated July 22, 2015 between Continental Stock Transfer & Trust Company and the registrant (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K filed by the registrant on July 28, 2015).

4.5		Sponsor Warrants Purchase Agreement, dated May 11, 2015, among the registrant and Hennessy Capital Partners II LLC (incorporated by reference to Exhibit 10.6 to the registrant's Registration Statement on Form S-1 (No. 333-205152) filed by the registrant on June 22, 2015).

4.6		Form of Indenture (relating to the debt securities being registered hereby) (incorporated by reference to Exhibit 4.6 to the registrant's Registration Statement on Form S-3 (No. 333-218306) filed by the registrant on May 26, 2017).

4.7	*	Form of Debt Securities.

4.8	*	Form of Certificate of Designations of Preferred Stock.

4.9	*	Form of Preferred Stock Certificate (included as part of Exhibit 4.8).

4.10	*	Form of Deposit Agreement.

4.11	*	Form of Depositary Receipt (included as part of Exhibit 4.10).

4.12	*	Form of Common Stock Warrant Agreement.

4.13	*	Form of Common Stock Warrant Certificate (included as part of Exhibit 4.12).

4.14	*	Form of Preferred Stock Warrant Agreement.

4.15	*	Form of Preferred Stock Warrant Certificate (included as part of Exhibit 4.14).

4.16	*	Form of Debt Warrant Agreement.

4.17	*	Form of Debt Warrant Certificate (included as part of Exhibit 4.16).

4.18	*	Form of Rights Agreement (and rights certificate, if any).

Exhibit No.		Exhibit
4.19	*	Form of Units Agreement (and unit certificate, if any).

4.20		Form of Backstop and Subscription Agreement by and among the registrant, Hennessy Capital Partners II LLC and the investor(s) party thereto (incorporated by reference to Exhibit 10.1 to the registrant's Current Report on Form 8-K filed by the registrant on December 29, 2016).

4.21		Amended and Restated Registration Rights Agreement, dated as of February 27, 2017, by and among the registrant, Daseke Companies, Inc. (f/k/a Daseke, Inc.), Hennessy Capital Partners II LLC, and certain security holders of the registrant party thereto (incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K filed by the registrant on March 3, 2017).

4.22		Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.7 to the registrant's Current Report on Form 8-K filed by the registrant on December 29, 2016).

4.23		Form of Subscription Agreement for 7.625% Series A Convertible Cumulative Preferred Stock by and among the registrant and the investor(s) party thereto (incorporated by reference to Exhibit 10.2 to the registrant's Current Report on Form 8-K filed by the registrant on December 29, 2016).

4.24		Securities Subscription Agreement by and among the registrant and the Hennessy Capital Partners II LLC (incorporated by reference to Exhibit 10.5 to the registrant's Registration Statement on Form S-1 filed by the registrant on June 22, 2015).

4.25		Sponsor Share Forfeiture Agreement, dated December 22, 2016, by and among the registrant, HCAC Merger Sub, Inc., Daseke, Inc., and Don R. Daseke, solely in his capacity as the Stockholder Representative (incorporated by reference to Exhibit 10.5 to the registrant's Registration Statement on Form 8-K filed by the registrant on December 29, 2016).

5.1		Opinion of Vinson & Elkins L.L.P. (incorporated by reference to Exhibit 5.1 to the registrant's Registration Statement on Form S-3 (No. 333-218306) filed by the registrant on May 26, 2017).

23.1	**	Consent of WithumSmith+Brown, PC.

23.2	**	Consent of Grant Thornton LLP.

23.3		Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1, which is incorporated by reference to Exhibit 5.1 to the registrant's Registration Statement on Form S-3 (No. 333-218306) filed by the registrant on May 26, 2017).

24.1		Power of Attorney (included on signature page to the registrant's Registration Statement on Form S-3 (No. 333-218306) filed by the registrant on May 26, 2017).

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

†
The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**
Filed herewith.

***
To be filed in a subsequent filing in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder, and incorporated herein by reference.